                                                                   EXHIBIT 1.1


                                1,650,000 Shares


                               ATL Products, Inc.

                              Class A Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------


                                 March   , 1997






MONTGOMERY SECURITIES
CRUTTENDEN ROTH INCORPORATED
As Representative of the several Underwriters
600 Montgomery Street
San Francisco, California 94111


Ladies and Gentlemen:


                                   SECTION 1

                                  INTRODUCTORY
                                  ------------


         ATL Products, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,650,000 shares of its authorized but unissued Class A Common Stock, par value $.0001 per share (the "Class A Common Stock"), to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 1,650,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 245,000 additional shares of Class A Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares." The shares of Class A Common Stock and Class B Common Stock, par value $.0001 per share (the "Class B Common Stock"), of the Company are hereinafter referred to as the "Common Stock."


         You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.


         The Company and Odetics, Inc., the Company's parent (the "Parent"), hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------
                                 AND THE PARENT
                                 --------------

         The Company and the Parent, jointly and severally, represent and warrant to the several Underwriters that:


         (a) A registration statement on Form S-1 (File No. 333-18537) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement. There have been delivered to you two signed copies of such registration statement. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein as the Representative shall have approved.


         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) a registration statement, if any, filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof.

         (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Company's wholly owned Subsidiary, ATL Products Limited (the "Subsidiary"). The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Subsidiary has been duly formed and is validly existing as a private limited liability company under the laws of the United Kingdom. The Company and the Subsidiary have all requisite corporate power and authority to own and lease its respective properties and conduct its respective business as described in the Prospectus; the Company and the Subsidiary are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders which are material to the conduct of its business as currently conducted, all of which are valid and in full force and effect except where the failure to hold such authorizations, licenses, permits, consents, certificates and orders would not have a material and adverse effect on the Company's business, results and operations and financial condition; the Company and each Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and the Subsidiary taken as a whole; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company owns all outstanding shares of capital stock of each Subsidiary, free and clear of any claim, lien or encumbrance of any kind except for liens described in the Prospectus.



         (d) The Company has an authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been, and the issued and outstanding shares of Common Stock immediately prior to Closing will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all federal and state securities laws, not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and in conformance with the description thereof contained in the Prospectus. Prior to the Offering, all outstanding shares of Common Stock of the Company are owned by the Parent. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has, and immediately prior to the Closing will have, no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately describes such plans or arrangements in all material respects.


         (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in or incorporated by reference in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholder or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

         (f) The Class A Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.


         (g) The Company and the Parent each has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Parent and constitutes a valid and binding obligation of each of the Company and the Parent, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. The execution and delivery of this Agreement by the Company and the Parent and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation, bylaws or other organizational documents, of the Company or the Parent, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Parent is a party or by which the Company or the Parent or any of their respective properties may be bound or affected, or (ii) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or the Parent or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except as has been obtained or except for compliance with the Act, the

Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

         (h) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants to the Company as required by the Act and the Rules and Regulations.


         (i) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods presented, provided, however, that the unaudited quarterly and unaudited interim financials are condensed, but include all adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for a fair presentation of the Company's financial position, operating results and cash flows for the interim periods. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(h), provided, however, that the unaudited quarterly and unaudited interim financials are condensed, but include all adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for a fair presentation of the Company's financial position, operating results and cash flows for the interim periods. No other financial statements or schedules are required to be included in the Registration Statement or incorporated by reference therein. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement. The Company has no long-term or short-term indebtedness other than the promissory note in the amount of $[.] million payable to the Parent, trade payables in the ordinary course of business and other indebtedness set forth in the financial statements of the Company included in the Prospectus.


         (j) The Company maintains a system of internal accounting control sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The representations and warranties given by the Company and/or its officers to independent public accountants for the purpose of supporting the letters referred to in Section 8(c)(vi) are true and correct.


         (k) Neither the Company nor the Subsidiary is (i) in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or (ii) in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound, except where a violation, breach or default with respect to clauses (i) and (ii) would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiary taken as a whole; and there does not exist any state of facts which constitutes an event of default on the part of the Company or the Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.



         (l) There are no contracts or other documents which are required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement or by the Rules and Regulations which have not been accurately described or filed as required. Neither the Company nor its Subsidiary nor, to the best knowledge of the Company or the Parent (as the case may be), any other party is in breach of or default under any of such contracts filed as exhibits to the Prospectus, except where a breach or default would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiary taken as a whole.



         (m) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings (including those related to environmental or discrimination matters) pending, or to the best knowledge of the Company or the Parent (as the case may be), threatened, as to which the Company or the Subsidiary taken as a whole is or may be a party or of which property owned or leased by the Company or the Subsidiary is or may be the subject, which actions, suits or proceedings could reasonably be expected to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Company and the Subsidiary taken as a whole; and no labor disturbance by the employees of the Company or the Subsidiary exists or is imminent which could reasonably be expected to affect materially and adversely such condition, properties, business or results of operations. Neither the Company nor the Subsidiary is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.



         (n) The Company and the Subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiary, as the case may be. The Company and the Subsidiary hold their respective leased properties under valid and binding leases, except where such leases are not material to the business of the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Prospectus, the Company and the Subsidiary own or lease all such properties as are necessary to their respective operations as now conducted or as proposed to be conducted.



         (o) The Company and the Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") and with all requirements prescribed by any and all statutes, orders, government rules and regulations including the Internal Revenue Code of 1986, as amended, currently in effect with respect to employee benefit plans; no "reportable event" (as defined in ERISA) nor any event described in Sections 4062, 4063 or 4041(c) of ERISA has occurred for which the Company would have any liability; neither the Company nor any Subsidiary has incurred and does not expect to incur material liability under (i) Title IV of ERISA other than premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course or (ii) Section 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any material liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or by failure to act, which would cause the loss of such determination letter. Neither the Company nor any Subsidiary has incurred any material liability or penalty under Sections 4975 through 4980 of the Code or under Title I of ERISA. All contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) which are due have been paid to each "pension plan" and all contributions, premiums or other payments for any period ending on or before the Closing Date which are not yet due have been paid to each such "pension plan" or accrued in accordance with the past custom and practice of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of any plan activities) has been brought, or to the knowledge of the Company or the Parent is threatened, against or with respect to any employee benefit plan of the Company or any Subsidiary. All "pension plans" and other employee-related plans of the Company and each Subsidiary are fully funded.



         (p) Since the respective dates as of which information is given in the Registration Statement and Prospectus: (i) neither the Company nor the Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction in any such case which is not in the ordinary course of business; (ii) neither the Company nor the Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) except as specifically contemplated by the Prospectus, the Company has not paid or declared any dividends or other distributions with respect to its capital stock; (iv) neither the Company nor the Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (v) there has not been any change in the capital stock or indebtedness material to the Company and the Subsidiary taken as a whole (other than in the ordinary course of business); and (vi) there has not been any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company or the Subsidiary.



         (q) The Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; and, except as disclosed in the Prospectus, neither the Company nor the Parent has any knowledge of any material infringement by the Company or the Subsidiary of any trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or the Subsidiary regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiary, taken as a whole.

         (r) The Company and the Subsidiary are each conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business or results of operations of the Company and the Subsidiary, taken as a whole.



         (s) All necessary federal, state and foreign income and franchise tax returns have been filed by the Company and the Subsidiary, except where the failure to file would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Subsidiary, taken as a whole, and to the Company's knowledge, all such tax returns are complete and correct in all material respects, and all taxes shown as due thereon have been paid. Neither the Company nor the Parent has any knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or the Subsidiary which could reasonably be expected to materially and adversely affect the business, operations or properties of the Company and the Subsidiary taken as a whole.


         (t) The Company is not, and upon the closing of the offering contemplated hereby will not be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


         (u) Neither the Company nor the Parent has distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement or any other materials permitted by the Act.



         (v) The Company and the Subsidiary maintain liability, property and casualty insurance in an amount and or such terms as are reasonable and customary for businesses similar to the Company, including against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.



         (w) Neither the Company, the Parent nor, to the knowledge of the Company and the Parent, any of their respective employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.


         (x) Neither the Company nor the Parent has taken, and neither will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Common Shares.

         (y) The Company and the Parent have caused each of its respective executive officers and directors as set forth in the Prospectus to furnish to the Representatives an agreement in the form attached hereto, pursuant to which each such party has agreed that during the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities, such party will not directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of the Company's Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, the Company's Common Stock (including without limitation, Common Stock of the Company which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission); provided, however, that bona fide gift transactions may be permitted if the donee agrees in writing, prior to the consummation of the gift, to be bound by the provisions applicable to the share in the hands of the donor.


         (z) The Company's acquisition (the "Acquisition") of the assets of ATL Customer Service ("ASC"), a subdivision of the Parent, as contemplated by the Bill of Sale dated December 31, 1996 was completed on December 31, 1996, and pursuant to the Acquisition, the Company has acquired all assets necessary to operate its service business as currently conducted. All assets acquired pursuant to the Acquisition have been acquired free and clear of any lien, mortgage, pledge, security interest or other encumbrance, except for liens granted pursuant to the Loan Agreement as described in the Registration Statement. The Acquisition did not violate any provision of the certificate of incorporation, bylaws or other organizational documents of the Company or the Parent, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, indenture, permit or other instrument to which the Company or the Parent is a party or by which the Company or the Parent or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or the Parent or any of their respective properties.

                                   SECTION 3

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------
                                 OF THE PARENT
                                 -------------

         The Parent represents and warrants to, and agrees with, the several Underwriters that the Parent will not offer to sell, sell or contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.



                                   SECTION 4

               REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS
               --------------------------------------------------


         The Representatives, on behalf of several Underwriters, represent and warrant to the Company and to the Parent that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that, except as expressly provided herein, it has been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.



                                   SECTION 5

                  PURCHASE, SALE AND DELIVERY OF COMMON SHARES
                  --------------------------------------------


         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 1,650,000 Firm Common Shares and the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Company shall be $[.] per share.



         The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 1,650,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.


         Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriters) at such time and date, not later than the third (or, if the Firm Common Shares are priced as contemplated by Rule 15c6-1(c) of the Exchange Act, after 4:30 p.m. Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters with respect to the Firm Common Shares to be sold by the Company against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer of federal funds to an account designated in writing by the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.


         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to 245,000 Optional Common Shares; in each case at the purchase price per share to be paid for the Firm Common Shares, for use solely to cover any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The options granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the aggregate number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 1,650,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the options, you may cancel both such options by giving written notice of such cancellation to the Company. If the options are canceled or expire unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the options has not been exercised.


         You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. You may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Underwriters is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

                                   SECTION 6

                    COVENANTS OF THE COMPANY AND THE PARENT
                    ---------------------------------------

         The Company and the Parent each covenants and agrees that:

         (a) The Company and the Parent will each use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon your request, a registration statement pursuant to Rule 462(b) of the Rules and Regulations related to the Common Shares and any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

         (c) The Company will immediately notify you in writing if, at any time prior to the earliest of (i) the Second Closing Date on which all remaining Optional Common Shares are purchased, (ii) the cancellation of the options to purchase the Optional Common Shares as provided herein and (iii) the expiration of the options to purchase the Optional Common Shares as provided herein, any representation or warranty of the Company set forth herein shall not be true and accurate in all material respects or, without limiting the foregoing, if there shall have been any material adverse change, or a development involving a material adverse change, in the condition (financial or otherwise), properties, business or results of operations of the Company.

         (d)     If at any time within the nine-month period referred to in
Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (e) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

         (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)
(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act.


         (g) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

         (h) During the period of five years hereafter, the Company will furnish to the Representatives and, upon the request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholder's equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

         (i) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, the Company will not, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security, other than pursuant to the Company's stock plans disclosed in the Prospectus or in connection with the Company's acquisition of complementary technologies or businesses.

         (j) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.


         (k) The Company will use its best efforts to qualify or register its Class A Common Stock for sale in nonissuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Class A Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.


         (l) The Company will maintain a transfer agent and registrar for its Class A Common Stock.

         You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.


                                   SECTION 7

                              PAYMENT OF EXPENSES
                              -------------------

         Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and, unless otherwise paid by the Company, the Parent agree to pay in such proportions as they may agree upon among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Class A Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants,
(v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations related to the Common Shares, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under state Blue Sky and foreign securities laws, (vii) all filing fees of the National Association of Securities Dealers, Inc. and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. The Company shall be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Parent. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under state Blue Sky and foreign securities laws and the Blue Sky memorandum referred to above). This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Parent.


         The Company and the Parent will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for the Parent.


                                   SECTION 8

               CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS
               -------------------------------------------------


         The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Parent herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company's officers and the Parent made pursuant to the provisions hereof, to the performance by the Company and the Parent of their respective obligations hereunder, and to the following additional conditions:


         (a) The Registration Statement shall have become effective not later than 5:00 p.m.(or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 p.m.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Parent or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

         (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) except as disclosed in the Prospectus, there shall not have been any change in the capital stock or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition

(financial or otherwise), business or results of operations of the Company,
(iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management or results of operations of the Company which makes it impractical or inadvisable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.


         (c) There shall have been furnished to you on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:


                          (i) An opinion of Brobeck, Phleger & Harrison LLP counsel for the Company and the Parent, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:



                                  (1)   The Company has been duly incorporated
              and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Subsidiary is duly formed and validly existing under the laws of the United Kingdom. The Company is duly qualified to do business as a foreign corporation in the State of California. To our knowledge, there are no other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, results and operations or the financial condition of the Company and the Subsidiary, taken as a whole. The Company has corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                                  (2)   The authorized issued and outstanding
              capital stock of the Company conforms in all material respects to the description of the capital stock set forth under the caption "Capitalization" in the Prospectus; immediately upon consummation of the Offering, to our knowledge, the Parent will own all the issued and outstanding shares of Common Stock which are not sold in the Offering; all necessary and proper corporate proceedings have been taken in order to validly authorize such Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with the registration and qualification requirements of federal and state securities laws (other than as may be required by state securities laws for the Common Shares, as to which such counsel need express no opinion), were not issued in violation of or subject to any preemptive rights or, to such counsel's knowledge, other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                                  (3)   The certificates evidencing the Common
              Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and will conform in all respects to the description thereof set forth under the caption "Description of Securities" in the Prospectus;

                                  (4)   Except as disclosed in or specifically
              contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock (including, without limitation, the Common Shares) of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                  (5) (a)  The Registration Statement has become
              effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) and 462(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b) or 462(b);

                                      (b)  The Registration Statement and the
              Prospectus (except for the financial statements and schedules and other financial and statistical data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                      (c)  To such counsel's knowledge, there
              are no franchises, leases, contracts, agreements or documents which are of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement, which are not disclosed or filed as required; and

                                      (d)  To such counsel's knowledge, there
              are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required.

                                (6) The Company has all requisite corporate power and authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, filing, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations contemplated by this Agreement to be performed at the time of closing, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                                  (7)   The execution and delivery of this
              Agreement by the Company and the Parent and the performance by the Company of its obligations thereunder contemplated by the Agreement to be performed at the time of the closing will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument filed as an exhibit to the Registration Statement or violate any of the provisions of the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, violate any (i) judgment, decree or order, which has been entered against the Company or (ii) any statute, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its properties;

                                  (8) To such counsel's knowledge, the Company is not in violation of its certificate of incorporation or any material provision if its bylaws;

                                  (9) To such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated by the Agreement;


                                  (10)  The statements in the Registration
              Statement and Prospectus under the captions "Management," "Relationship between the Company and Odetics" and "Description of Securities" and in the Registration Statement in Items 14 and 15, insofar as they are descriptions of contracts, agreements or other legal documents are accurate descriptions of such documents in all material respects;

                                  (11)  The statements in the Registration
              Statement and Prospectus under the captions "Shares Eligible for Future Sale" and "Description of Securities" insofar as they constitute matters of law, are an accurate summary in all material respects;

                                  (12)  The Parent has all requisite corporate
              power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Parent; the execution and performance of this Agreement by the Parent and the consummation of the transactions to be performed by Parent at the time of closing will not violate any provision of the Certificate of Incorporation or Bylaws of the Parent and no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the performance by the Parent of its obligations contemplated by this Agreement to be performed at the time of closing, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

                                  (13)  This Agreement constitutes a valid and
              binding agreement of the Parent, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act as to which no opinion need be expressed.

         In rendering such opinion, such counsel may rely as to matters of local law on opinions of local counsel, and as to matters of fact on certificates of officers of the Parent and of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement thereto, except for the financial statements and schedules and other financial and statistical data included therein as to which such counsel need express no opinion, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.


                          (ii) Such opinion or opinions of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Parent shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.


                          (iii) A certificate of the Company executed by the Chairman of the Board or President and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:


                                  (1)      The representations and warranties
                 of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                  (2)      The Commission has not issued any
                 order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                  (3)      Each of the respective signers of
                 the certificate has carefully examined the Registration Statement and the Prospectus; in his or her opinion and to the best of his or her knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                  (4)      Since the initial date on which the
                 Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                  (5)      Since the respective dates as of
                 which information is given in the Registration Statement and the Prospectus, and except as disclosed in the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations or management of the Company; and there has been no legal or governmental action, suit or proceeding is pending or, to such person's knowledge, threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which could reasonably be expected to adversely affect the transactions contemplated by this Agreement; since such dates the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or incurred any material liability or obligation, direct, contingent or indirect which is not in the ordinary course of business, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                  (6)      Since the respective dates as of
                 which information is given in the Registration Statement and the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).


                                  (iv)     A certificate of the Parent executed
         by the Chairman of the Board or President and the Chief Financial Officer of the Parent, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:


                                  (1)      The representations and warranties
                 of the Parent set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;


                                  (2)      The Commission has not issued any
                 order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signers, no proceedings for that purpose have been institute or are pending or contemplated under the Act;


                                  (3)      Each of the respective signers of
                 the certificate has carefully examined the Registration Statement and the Prospectus; in his or her opinion and to the best of his or her knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                  (4)      Since the initial date on which the
                 Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;


                                  (5)      Since the respective dates as of
                 which information is given in the Registration Statement and the Prospectus, and except as disclosed in the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations or management of the Company; and there has been no legal or governmental action, suit or proceeding is pending or, to such person's knowledge, threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which could reasonably be expected to adversely affect the transactions contemplated by this Agreement; since such dates the Company has not entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or incurred any material liability or obligation, direct, contingent or indirect which is not in the ordinary course of business, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                  (6)      Since the respective dates as of
                 which information is given in the Registration Statement and the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).


                          (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date, a letter addressed to you from Ernst & Young LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you.


                          (vi) On or before the First Closing Date, letters from the Parent and each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, such person or entity will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire any such shares without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters. The Company and Parent shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company or Parent (as the case may be) and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or Parent (as the case may be) to the Underwriters as to the statements made therein.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company and the Parent without liability on the part of any Underwriter or the Company or the Parent except for the expenses to be paid or reimbursed by the Company and by the Parent pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.


                                   SECTION 9

                    REIMBURSEMENT OF UNDERWRITERS' EXPENSES
                    ---------------------------------------

         Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Parent to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

                                   SECTION 10

                    EFFECTIVENESS OF REGISTRATION STATEMENT
                    ---------------------------------------

         You, the Company and the Parent will use your, its and their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.


                                   SECTION 11

                                INDEMNIFICATION
                                ---------------


         (a) The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Parent contained herein or any failure of the Company or the Parent to perform their respective obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) neither the Company nor the Parent will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company by the Underwriters pursuant to Section 4 hereof and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Common Shares to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, provided the untrue statement or omission concerned has been corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 6(e) hereof. The Company and the Parent may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. In addition to their other obligations, under this Section 11(a), the Company and the Parent agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any misstatement or omission, or any alleged misstatement or omission, or any inaccuracy in the representations and warranties of the Company or the Parent herein or failure to perform their obligations hereunder, all as described in this Section 11(a), they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Parent's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company and the Parent together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Parent may otherwise have.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Parent and each person, if any, who controls the Company or the Parent within the meaning of the Act ("controlling person"), against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, the Parent or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company by the Underwriters pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, the Parent or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, the Parent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company by the Underwriters pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, the Parent or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, the Parent or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, the Parent or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.



         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.


         (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Parent and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Parent and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Parent and the Underwriters shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company for the Common Shares sold by it to the Underwriters, in the case of Parent as the amount of proceeds received by the Company which are paid to the Parent upon consummation of the offering, for repayment of indebtedness, and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company, the Parent and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Parent or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this
Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.



         (e) Notwithstanding the provisions of this Section 11, on and after the date upon which the Parent completes the distribution to the Parent's stockholders of all shares of Common Stock of the Company owned by the Parent, the Parent's total indemnification and contribution obligation under this
Section 11 shall not exceed the amount of proceeds from the Offering received by the Company that are paid to the Parent for repayment of indebtedness, which amount shall be equal to the lesser of (i) 40% of the net proceeds of the offering before deducting estimated offering expenses or (ii) $10 million.



         (f) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.



         (g) The Parent shall not be required to provide indemnification pursuant to this Section 11 unless the Underwriter or controlling person seeking indemnification shall have first made a written demand for payment to the Company with respect to any losses, claims, damages, liabilities or expenses for which the Parent and the Company shall be required to indemnify the Underwriters pursuant to this Section 11 and the Company shall have failed to make such demanded payment within sixty (60) days after receipt thereof.

                                   SECTION 12

                            DEFAULT OF UNDERWRITERS
                            -----------------------


         It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Parent except for the expenses to be paid by the Company and the Parent pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.



         In the event that Common Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Underwriters or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.
As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.



                                   SECTION 13

                                 EFFECTIVE DATE
                                 --------------


         This Agreement shall become effective immediately as to Sections 7, 9, 11, 14 and 15 and, as to all other provisions, (i) if, at the time of execution of this Agreement, the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if, at the time of execution of this Agreement, the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of fax (i) advising Underwriters that the Common Shares are released for public offering, or
(ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

                                   SECTION 14

                                  TERMINATION
                                  -----------

         Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you and the Parent or by you by notice to the Company and the Parent at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Parent to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Parent pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Parent (except to the extent provided in Section 11 hereof).

         (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriters, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of any Underwriter to the Company or the Parent or on the part of the Company or the Parent to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Parent pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).


         (c) This Agreement shall also terminate at 5:00 P.M., California time, on the tenth full business day after the Registration Statement shall have become effective if the initial public offering price of the Common Shares shall not then as yet have been determined as provided in Section 5 hereof.
Any termination pursuant to this subsection (c) shall be without liability on the part of any Underwriter to the Company or the Parent or on the part of the Company or the Parent to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Parent pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).



                                   SECTION 15

              REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY
              ---------------------------------------------------

         The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Parent and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Parent, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

                                   SECTION 16

                                    NOTICES
                                    -------

         All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: Patrick Arrington, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attention: Howard S. Zeprun, Esq.; and if sent to (i) the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 1515 South Manchester Avenue, Anaheim, California 92802-2907,
Attention: Kevin Daly or (ii) the Parent shall be mailed, delivered or telegraphed and confirmed to the Parent at 1515 South Manchester Avenue, Anaheim, California 92802-2907, Attention: Joel Slutzky, in either instance with a copy to Pat Arrington, Brobeck Phleger & Harrison LLP, 4675 MacArthur Court, Suite 1000, Newport Beach, California 92660-1846. The Company, the Parent or you may change the address for receipt of communications hereunder by giving notice to the others.


                                   SECTION 17

                                   SUCCESSORS
                                   ----------

         This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.


                                   SECTION 18

                            PARTIAL UNENFORCEABILITY
                            ------------------------

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


                                   SECTION 19

                                 APPLICABLE LAW
                                 --------------

         This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.


                                   SECTION 20

                                    GENERAL
                                    -------

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Parent and you.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Parent and the several Underwriters including you, all in accordance with its terms.

                                        Very truly yours,

                                        ATL PRODUCTS, INC.


                                        By:
                                            ----------------------------------

                                        Title:
                                                ------------------------------



                                        ODETICS, INC.


                                        By:
                                            ----------------------------------

                                        Title:
                                                 -----------------------------

The foregoing Underwriting Agreement is
hereby confirmed and accepted by us in
San Francisco, California as of the date first above written.


MONTGOMERY SECURITIES


By:
    ------------------------------------

Title:
       ---------------------------------

                                   SCHEDULE A



                                                              Number of Firm
                                                               Common Shares
             Name of Underwriter                              to be Purchased
 ------------------------------------------------             ---------------
 Montgomery Securities . . . . . . . . . . . . .
 Cruttenden Roth Incorporated. . . . . . . . . .





                                                                  ---------
                     TOTAL  . . . . . . . . . . .                 1,650,000
                                                                  =========

                                   EXHIBIT I

                 FORM OF OPINION OF BROBECK, PHLEGER & HARRISON





                                      B-2